EXHIBIT 99-1
PRESS RELEASE OF SUPERIOR BANCORP DATED NOVEMBER 2, 2006
SUPERIOR BANCORP EARNINGS INCREASE
AS KENSINGTON MERGER COMPLETED
•	Operating Earnings of $0.07 per Share

•	Net Income of $0.04 per Share

•	First Kensington Acquisition Completed — Adds $340 Million in Assets

•	Community Bank Acquisition to Close November 7, 2006 — Anticipate Adding $572 Million in Assets
          Birmingham, Alabama, November 2, 2006: Superior Bancorp (NASDAQ: SUPR) announced today its third quarter 2006 operating earnings of $1.5 million, or $0.07 per common share. Operating earnings reflect net income adjusted to exclude after-tax merger-related expenses, business start-up costs and an immaterial accounting correction related to prior periods.
     CEO Stan Bailey stated, “We are pleased with the steady performance progress Superior continues to make with its operating results while aggressively expanding its banking franchise, especially in a difficult interest rate environment. We are also very excited to have added the $340 million of assets and 12 banking offices of First Kensington Bank in Tampa, creating a $600 million Florida bank with 20 banking offices. In addition, we look forward to the closing of the Community Bank acquisition, scheduled for November 7, and its addition of $572 million of assets and 17 offices, predominantly in North Alabama. Completion of these two acquisitions brings the total Superior franchise to 56 banking offices in Alabama and Florida and 18 consumer finance company offices in Alabama.”
     Net income for the third quarter 2006 was $813,000, or $0.04 per common share, including the $731,000 after-tax effect of merger-related expenses, business start-up costs and an immaterial accounting correction related to prior periods, compared to $137,000, or $.01 per share for the third quarter 2005. A reconciliation of net income to operating earnings is provided in the selected financial data. For the first nine months of 2006, Superior Bancorp’s net income was $2.9 million, or $0.14 per common share, compared to a loss of $(9.2) million, or $(0.49) per common share, during the first nine months of 2005.
     At September 30, 2006, Superior’s total assets had increased by 33% to $1.836 billion, compared to total assets of $1.376 billion at September 30, 2005. Loans, net of unearned interest, increased $354 million, or 39%, to $1.258 billion from $904 million at September 30, 2005. Deposits increased $370 million, or 35%, to $1.422 billion at September 30, 2006 from $1.052 billion at September 30, 2005. The Kensington acquisition contributed approximately $134 million of loans and $283 million of deposits, respectively, to the balance sheet growth.
     Operating net interest margin decreased slightly to 3.04% for the third quarter 2006 from 3.06% for the third quarter 2005. The decrease resulted primarily from the inclusion of Kensington’s lower net interest margin and Superior’s increased deposit costs. Net interest margin for the third quarter 2006 was 2.94%, which includes a 10-basis point effect from an immaterial accounting correction related to prior periods.
     Asset quality continued to improve, as indicated by a 51% decline in non-performing assets (“NPAs”) to 0.45% of total loans plus NPAs at September 30, 2006 compared to 0.91% at September 30, 2005. Net loan charge-offs as a percentage of average loans declined 26% to 0.23% (annualized), compared to 0.31% for the third quarter 2005. The allowance for loan losses at September 30, 2006 was $13.2 million, or 1.05% of net loans, compared to $12.0 million, or 1.33% of net loans, at September 30, 2005.
     Looking forward, Superior expects to focus its short-term efforts on the integration of Kensington and Community while continuing its longer-term focus on its expansion plans by opening approximately 15 new banking offices over the next 18 months in North Alabama and Florida.
     This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Superior’s management uses these “non-GAAP” measures in their analysis of Superior’s performance. Non-GAAP measures typically adjust GAAP performance measures to exclude the effects of charges, expenses and gains related to the consummation of mergers and acquisitions, and costs related to the integration of merged entities. These non-GAAP measures may also exclude other significant gains, losses or expenses that are unusual in nature and not expected to recur. Since these items and their impact on Superior’s performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is important for a proper understanding of the operating results of Superior’s core business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
     Statements in this document that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as “forward looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Superior Bancorp cautions that such “forward looking statements,” wherever they occur in this document or in other statements attributable to Superior Bancorp are necessarily estimates reflecting the judgment of Superior Bancorp’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the “forward looking statements.” Such “forward looking statements” should, therefore, be considered in light of various important factors set forth from time to time in Superior Bancorp’s reports and registration statements filed with the SEC. While it is impossible to list all such factors that could affect the accuracy of such “forward looking statements,” some of those factors include: general economic conditions, especially in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes in the competitive environment in the markets served by Superior Bancorp.; changes in the loan portfolio and the deposit base of Superior Bancorp; and the effects of natural disasters such as hurricanes.
     Superior Bancorp disclaims any intent or obligation to update “forward looking statements.”
     More information on Superior Bancorp and its subsidiaries may be obtained over the Internet, http://www.superiorbank.com or by calling 1-877-326-BANK (2265).
FOR MORE INFORMATION CONTACT:
Company Contact: Rick Gardner, Chief Operating Officer, (205) 327-3616, or Chris Gossett, Chief Accounting Officer, (205) 327-3514

Superior Bancorp and Subsidiaries
Consolidated Statements of Financial Condition
(Dollars in Thousands)

	As of
	Sept 30,		December 31,
	2006	2005	2005
	(Unaudited)	(Unaudited)
Assets
Cash and due from banks	$32,964	$22,140	$35,088
Interest-bearing deposits in other banks	7,063	7,341	9,772
Federal funds sold	1,973	25,565	—
Investment securities available for sale	306,339	257,080	242,306
Tax lien certificates	7,254	—	289
Mortgage loans held for sale	18,523	17,447	21,355
Loans, net of unearned income	1,257,640	903,398	963,253
Less: Allowance for loan losses	(13,222)	(12,024)	(12,011)

Net loans	1,244,418	891,374	951,242

Premises and equipment, net	66,921	55,957	56,017
Accrued interest receivable	9,801	6,238	7,081
Stock in FHLB and Federal Reserve Bank	9,372	11,821	10,966
Cash surrender value of life insurance	40,228	38,804	39,169
Goodwill and other intangibles	60,293	12,162	12,090
Other assets	30,949	30,390	30,094

Total assets	$1,836,098	$1,376,319	$1,415,469

Liabilities and Stockholders’ Equity
Deposits
Noninterest-bearing	$119,030	$91,265	$92,342
Interest-bearing	1,303,413	961,176	951,354

Total deposits	1,422,443	1,052,441	1,043,696

Advances from FHLB	146,090	146,090	181,090
Federal funds borrowed and security repurchase agreements	32,464	20,861	33,406
Notes payable	3,597	3,808	3,755
Junior subordinated debentures owed to unconsolidated subsidiary trusts	31,959	31,959	31,959
Accrued expenses and other liabilities	18,661	17,984	16,498

Total liabilities	1,655,214	1,273,143	1,310,404

Stockholders’ Equity
Common stock, par value $.001 per share; authorized 50,000,000 shares; shares issued 26,645,239, 20,023,756 and 20,221,456, respectively; outstanding 26,428,942, 19,775,886 and 19,980,261, respectively	27	20	20
Surplus	160,571	86,446	87,979
Retained earnings	24,431	20,403	21,494
Accumulated other comprehensive loss	(2,454)	(1,755)	(2,544)
Treasury stock, at cost	(310)	(341)	(341)
Unearned ESOP stock	(1,381)	(1,597)	(1,543)

Total stockholders’ equity	180,884	103,176	105,065

Total liabilities and stockholders’ equity	$1,836,098	$1,376,319	$1,415,469

Superior Bancorp and Subsidiaries
Consolidated Statements of Operations
(Amounts In Thousands, Except Per Share Data)

	Three Months Ended		Nine Months Ended		Year Ended
	Sept 30		Sept 30		December 31
	2006	2005	2006	2005	2005
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Interest income
Interest and fees on loans	$23,366	$16,063	$62,038	$46,531	$63,895
Interest on investment securities
Taxable	3,248	2,919	8,757	8,789	11,632
Exempt from Federal income tax	106	62	273	179	246
Interest on federal funds sold	142	163	229	354	460
Interest and dividends on other investments	596	272	1,418	769	1,047

Total interest income	27,458	19,479	72,715	56,622	77,280

Interest expense
Interest on deposits	12,653	7,346	30,833	19,911	27,915
Interest on FHLB advances and other borrowings	3,093	1,927	8,212	5,665	7,493
Interest on subordinated debentures	797	732	2,338	2,116	2,847

Total interest expense	16,543	10,005	41,383	27,692	38,255

Net interest income	10,915	9,474	31,332	28,930	39,025

Provision for loan losses	550	500	1,850	2,750	3,500

Net interest income after provision for loan losses	10,365	8,974	29,482	26,180	35,525

Noninterest income
Service charges and fees on deposits	1,257	1,239	3,417	3,517	4,687
Mortgage banking income	919	693	2,158	1,901	2,558
Investment security losses	—	—	—	(977)	(948)
Change in fair value of derivatives	6	(863)	43	(160)	(325)
Increase in cash surrender value of life insurance	443	389	1,222	1,131	1,544
Insurance proceeds	—	—	—	5,000	5,114
Other income	195	479	1,377	1,466	2,067

Total noninterest income	2,820	1,937	8,217	11,878	14,697

Noninterest expense
Salaries and employee benefits	6,769	6,048	18,443	17,377	23,104
Occupancy, furniture and equipment expense	1,806	1,898	5,391	5,938	7,680
Management separation costs	—	64	—	15,402	15,467
Merger related costs	350	—	350	—	—
Startup costs	135	—	135	—	—
Other operating expense	3,146	3,028	9,420	11,126	14,369

Total noninterest expense	12,206	11,038	33,739	49,843	60,620

Income (loss) before income taxes	979	(127)	3,960	(11,785)	(10,398)

Income tax expense (benefit)	166	(264)	1,022	(4,909)	(4,612)

Net income (loss)	813	137	2,938	(6,876)	(5,786)

Preferred stock dividends	—	—	—	305	305
Effect of early conversion of preferred stock	—	—	—	2,006	2,006

Net income (loss) available to common stockholders	$813	$137	$2,938	$(9,187)	$(8,097)

Basic net income (loss) per common share	$0.04	$0.01	$0.14	$(0.49)	$(0.42)

Diluted net income (loss) per common share	$0.04	$0.01	$0.14	$(0.49)	$(0.42)

Weighted average common shares outstanding	22,234	19,625	20,810	18,920	19,154
Weighted average common shares outstanding, assuming dilution	22,849	20,240	21,444	18,920	19,154

SUPERIOR BANCORP AND SUBSIDIARIES
UNAUDITED SUMMARY CONSOLIDATED FINANCIAL DATA
(Dollars in Thousands, except Per Share Data)

For the Three-Month
Period Ended
Reconciliation Table	September 30, 2006
Net income	$813
Merger-related items, net of tax	238
Subsidiary start-up costs, net of tax	85
Accounting correction, net of tax	408

Operating earnings	$1,544

Diluted net income per common share	$0.04
Merger-related items, net of tax	0.01
Subsidiary start-up costs, net of tax	—
Accounting correction, net of tax	0.02

Diluted operating earnings per common share	$0.07

Net interest margin	2.94%
Accounting correction	0.10%

Operating net interest margin	3.04%

SUPERIOR BANCORP AND SUBSIDIARIES
UNAUDITED SUMMARY CONSOLIDATED FINANCIAL DATA
(Dollars in Thousands, except Per Share Data)

	As of and for the Three Months		As of and for the Nine Months		As of and for the Year
	Ended Sept 30,		Ended Sept 30,		Ended December 31,
	2006	2005	2006	2005	2005
Selected Average Balances :
Total assets	$1,653,427	$1,396,749	$1,512,451	$1,411,285	$1,403,193
Loans, net of unearned income	1,135,517	913,785	1,050,562	928,443	929,262
Mortgage loans held for sale	22,431	17,813	17,410	15,107	17,950
Investment securities	282,330	260,857	261,056	267,450	262,595
Total interest-earning assets	1,478,158	1,234,102	1,356,679	1,250,685	1,246,830
Noninterest-bearing deposits	100,872	94,219	95,376	93,936	93,564
Interest-bearing deposits	1,137,232	967,675	1,038,102	975,012	972,918
Advances from FHLB	197,503	146,090	182,611	147,152	147,145
Federal funds borrowed and security repurchase agreements	34,100	29,382	33,637	39,548	25,226
Junior subordinated debentures owed to unconsolidated subsidiary trusts	31,959	31,959	31,959	31,959	31,959
Total interest-bearing liabilities	1,404,409	1,178,940	1,287,596	1,197,560	1,192,174
Stockholders’ Equity	131,163	101,478	114,093	101,153	101,804

Per Share Data:
Net income (loss) – basic (1)	$0.04	$0.01	$0.14	$(0.49)	$(0.42)
– diluted (1)(2)	$0.04	$0.01	$0.14	$(0.49)	$(0.42)
Weighted average shares outstanding – basic	22,234	19,625	20,810	18,920	19,154
Weighted average shares outstanding – diluted (2)	22,849	20,240	21,444	18,920	19,154
Common book value per share at period end	$6.84	$5.22	$6.84	$5.22	$5.26
Tangible common book value per share at period end	$4.56	$4.60	$4.56	$4.60	$4.65
Common shares outstanding at period end	26,429	19,776	26,429	19,776	19,980

Performance Ratios and Other Data:
Return on average assets (3)	0.20%	0.04%	0.26%	(0.65)%	(0.41)%
Return on average stockholders’ equity (3)	2.46	0.54	3.44	(9.09)	(5.68)
Net interest margin (3)(4)(5)	2.94	3.06	3.10	3.10	3.14
Net interest spread (3)(5)(6)	2.71	2.90	2.88	2.97	3.00
Noninterest income to average assets (3)(7)	0.68	0.80	0.71	0.76	0.77
Noninterest expense to average assets (3)(8)	2.72	3.14	2.90	3.16	3.14
Efficiency ratio (9)	84.02	89.84	83.73	90.00	87.99
Average loan to average deposit ratio	93.53	87.73	94.22	88.27	88.82
Average interest-earning assets to average interest bearing liabilities	105.25	104.68	105.37	104.44	104.58
Intangible assets (10)	$60,293	$12,162	$60,293	$12,162	$12,090

Assets Quality Ratios:
Nonaccrual loans	$4,032	$6,022	$4,032	$6,022	$4,550
Accruing loans 90 days or more delinquent	65	34	65	34	49
Restructured loans	208	72	208	72	153
Other real estate owned	1,301	2,156	1,301	2,156	1,842
Net loan charge-offs	654	739	1,654	3,269	4,032
Allowance for loan losses to nonperforming loans	307.15%	196.21%	307.15%	196.21%	252.76%
Allowance for loan losses to loans, net of unearned income	1.05	1.33	1.05	1.33	1.25
Nonperforming assets(“NPA’s”) to loans plus NPA’s, net of unearned income	0.45	0.91	0.45	0.91	0.68
Nonaccrual loans to loans, net of unearned income	0.32	0.67	0.32	0.67	0.47
Net loan charge-offs to average loans (3)	0.23	0.31	0.21	0.46	0.43
Net loan charge-offs as a percentage of:
Provision for loan losses	118.91	147.80	89.41	118.87	115.20
Allowance for loan losses (3)	19.62	24.38	16.72	36.35	33.57

(1)-	Earnings per share for the nine-month period ended September 30, 2005 and the twelve-month period ended December 31, 2005 has been calculated on net income (loss) adjusted for preferred stock dividends of $305,000 and the effect of the preferred stock conversion totaling $2,006,000.

(2)-	Common stock equivalents (“CSE’s”) of 1,109,000 were not included in computing diluted earnings per share for the nine- month period ended September 30, 2005. CSE’s of 1,002,000 were not included for the twelve-month period ended December 31, 2005. These CSE’s were not included because their effects were anti-dilutive.

(3)-	Annualized for the three- and nine-month periods ended September 30, 2006 and 2005.

(4)-	Net interest income divided by average interest earning assets.

(5)-	Calculated on a taxable equivalent basis.

(6)-	Yield on average interest-earning assets less rate on average interest-bearing liabilities.

(7)-	Noninterest income has been adjusted to exclude certain items such as gain on sale of assets, insurance proceeds, changes in fair value of derivatives and investment security gains(losses).

(8)-	Noninterest expense has been adjusted to exclude certain items such as merger related costs, subsidiary startup costs, loss on sale of assets and management separation costs.

(9)-	Efficiency ratio is calculated by dividing noninterest expense, adjusted to exclude certain items such as management separation costs, losses on other real estate and the loss on sale of assets, by noninterest income, adjusted for gain on sale of assets, insurance proceeds, changes in fair value of derivatives and investment security gains (losses), plus net interest income on a fully tax equivalent basis.

(10)-	Intangible assets as of September 30, 2006 consist of goodwill of $55,162,000, core deposit intangibles, net of amortization, of $5,065,000, and other intangible assets of $66,000.